                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                               QUALCOMM Contact:
                                                                   Bill Davidson
                                              Vice President, Investor Relations
                                   1-(858) 658-4813 (ph)  1-(858) 651-9303 (fax)
                                                         e-mail: ir@qualcomm.com

              QUALCOMM ANNOUNCES THIRD QUARTER FISCAL 2004 RESULTS
                        REVENUES $1.3 BILLION, EPS $0.58
             REVENUES $1.3 BILLION, EPS $0.57 EXCLUDING QSI SEGMENT

SAN DIEGO - July 21, 2004 - QUALCOMM Incorporated (NASDAQ: QCOM) today announced its results for its third fiscal quarter ended June 27, 2004. Revenues were $1.3 billion in the third quarter of fiscal 2004, up 50 percent year-over-year and 10 percent sequentially. The third quarter fiscal 2004 net income was $486 million, up 154 percent year-over-year and unchanged sequentially. The third quarter diluted earnings per share were $0.58, up 152 percent year-over-year and unchanged sequentially.

The third quarter fiscal 2004 net income excluding the QUALCOMM Strategic Initiatives (QSI) segment was $483 million, up 81 percent year-over-year and nine percent sequentially. The third quarter fiscal 2004 diluted earnings per share excluding the QSI segment were $0.57, up 73 percent year-over-year and eight percent sequentially. Detailed reconciliations between total QUALCOMM results and results excluding QSI are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.

"The CDMA market continues to exhibit impressive growth as more subscribers are enjoying the benefits of third generation CDMA networks throughout the world," said Dr. Irwin Mark Jacobs, chairman and CEO of QUALCOMM. "Record demand for our chipsets and stronger than expected WCDMA sales are driving higher revenues and earnings. Twenty-one device manufacturers have selected QUALCOMM's chipsets and system software for their WCDMA deployments. This is the largest customer base in the industry to work with a single WCDMA wireless chipset provider. This quarter, WCDMA royalties accounted for 25 percent of total third party royalties. Based on new and expanding networks and attractive subscriber equipment entering the market, and with increasing competition among 3G operators, we expect WCDMA revenue to constitute a growing portion of our financial results."

                                     -more-

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 2 of 20

"3G CDMA continues its rapid expansion around the world, with over 117 million subscribers now utilizing this 3G service following a rapid transition from 2G. In South Korea, over 7 million subscribers have further upgraded to 1xEV-DO, demonstrating a large consumer market for broadband wireless data, especially multimedia downloads and advanced games. In the U. S., with first Verizon Wireless and more recently Sprint PCS deploying 1xEV-DO, and now AT&T Wireless launching WCDMA in four markets, we will soon have three nationwide operators as well as a number of regional operators offering third generation wireless services to the enterprise and consumer markets. The experience first gained with CDMA2000 advanced services and devices will benefit all 3G operators, ensuring the availability of attractive applications and devices and supporting evaluation of different marketing strategies. QUALCOMM continues to work closely with all 3G operators to support the successful rollout of CDMA worldwide. We continue a heavy investment in research and development to ensure the availability of the services and devices requested by operators, to reduce their costs, and to further increase the support provided by BREW."

Revenues for the third quarter of fiscal 2004 grew $449 million compared to the third quarter of fiscal 2003, including a $236 million increase in QUALCOMM CDMA Technologies (QCT) segment revenues and a $194 million increase in QUALCOMM Technology Licensing (QTL) segment revenues. QCT sold approximately 35 million Mobile Station Modem(TM) (MSM(TM)) phone chips in the third quarter of fiscal 2004, compared to 23 million in the third quarter of fiscal 2003. QTL revenues increased over the prior year due primarily to greater phone sales at higher average selling prices by our licensees. In the third quarter of fiscal 2004, our licensees reported CDMA phone sales for the second quarter of fiscal 2004 of approximately 38 million units, compared to 26 million units reported in the third quarter of fiscal 2003.

Research and development (R&D) expenses were $194 million in the third quarter of fiscal 2004, up 43 percent from the third quarter of fiscal 2003, largely attributable to increases in costs related to integrated circuit products and corporate initiatives to support multimedia applications, high-speed wireless Internet access and multimode, multiband, multinetwork products, including CDMA2000 1xEV-DO/1xEV-DV, GSM1x and WCDMA (UMTS).

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 3 of 20

Selling, general and administrative (SG&A) expenses were $162 million in the third quarter of fiscal 2004, up 40 percent from the third quarter of fiscal 2003, largely attributable to increases in employee related expenses, a charitable grant to an educational institution for the primary purpose of furthering the study of engineering and math, and legal fees.

Our fiscal 2004 annual effective income tax rates from continuing operations are estimated to be approximately 29 percent and 30 percent for total QUALCOMM and QUALCOMM excluding QSI, respectively. The QUALCOMM rate is lower than the QUALCOMM rate excluding QSI because of capitial losses tax effected in QSI. In the second quarter fiscal 2004 our annual effective income tax rate from continuing operations was estimated to be approximately 30 percent for both total QUALCOMM and QUALCOMM excluding QSI. In the third quarter fiscal 2004 our tax rates from continuing operations were 27 percent for total QUALCOMM and 28 percent for QUALCOMM excluding QSI. The 27 percent third quarter fiscal 2004 tax rate from continuing operations was reduced by approximately $26 million related to the filing of our 2003 federal tax return in June 2004, partially offset by a $14 million adjustment to our forecast of our ability to utilize capital losses. In fiscal 2003, our actual effective income tax rates from continuing operations were approximately 34 percent and 33 percent, for total QUALCOMM and QUALCOMM excluding QSI, respectively. The lower estimated annual effective tax rates as compared to the prior fiscal year are largely due to higher foreign earnings expected in fiscal 2004 which are subject to a lower rate.

QUALCOMM STRATEGIC INITIATIVES

The QUALCOMM Strategic Initiatives (QSI) segment includes our strategic investments and related income and expenses. Our QSI operator investment activities continue to decrease as planned. With the sale of TowerCo in the second quarter of fiscal 2004, we no longer have any investment interest in the Vesper Operating Companies in Brazil. In the third quarter of fiscal 2004, QSI's results consisted primarily of $18 million in equity losses, most of which related to our investment in Inquam, partially offset by $11 million in realized investment gains and investment income, and $5 million in other income resulting primarily from the transfer of a portion of our FCC Auction Discount Voucher to a wireless operator.

STOCK SPLIT

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 4 of 20

On July 13, 2004, QUALCOMM's Board of Directors declared a two-for-one stock split of the Company's Common Stock to be effected in the form of a stock dividend. The non-taxable stock dividend will be distributed on August 13, 2004 to stockholders of record on July 23, 2004. Per share numbers presented herein are on a pre-stock split basis.

QUARTERLY CASH DIVIDEND

On July 13, 2004, we announced a 40 percent increase in our quarterly dividend from $0.10 to $0.14 per share of common stock. The new dividend rate will be effective for the quarterly dividend payable on September 24, 2004 to stockholders of record at the close of business on August 27, 2004. This dividend will increase the annual dividend rate to $0.56 per share of common stock.

BUSINESS OUTLOOK

The following statements are forward-looking and actual results may differ materially. Please see Note Regarding Forward-Looking Statements in this release for a description of certain risk factors and QUALCOMM's annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items such as realized investment gains or losses, income related to the use of our FCC Auction Discount Voucher and asset impairments cannot be accurately forecast. Accordingly, the Company excludes such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.

FOURTH QUARTER FISCAL 2004

Based on the current business outlook, we anticipate that revenues excluding the QSI segment in the fourth fiscal quarter will increase 57-65 percent year-over-year and increase approximately 2-7 percent sequentially. We anticipate that earnings per share excluding the QSI segment will be approximately $0.54-$0.57 in the fourth fiscal quarter, compared to $0.29 in the year ago quarter. This estimate assumes shipments of approximately 36-38 million MSM phone chips during the quarter.

Based on the current business outlook, we anticipate that total QUALCOMM revenues in the fourth fiscal quarter will increase approximately 57-65 percent year-over-year and 2-7 percent sequentially. We anticipate that total QUALCOMM earnings per share will be approximately $0.53-

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 5 of 20

$0.56 in the fourth fiscal quarter, including an estimated $0.01 loss per share attributed to the QSI segment, compared to a $0.07 gain per share in the year ago quarter.

FISCAL 2004

Based on the current business outlook, we are increasing our guidance for fiscal 2004. We now anticipate that revenues excluding the QSI segment will grow by approximately 33-35 percent year-over-year and earnings per share excluding the QSI segment to be in the range of $2.15-$2.18 for fiscal 2004, compared to $1.42 last fiscal year. We estimate the CDMA phone market to be 161-168 million units in calendar 2004, and we estimate average selling prices of CDMA phones for fiscal 2004, upon which royalties are calculated, to increase to approximately $209, compared to our prior estimate of $195.

Based on the current business outlook, we anticipate that total QUALCOMM revenues will grow by approximately 33-35 percent year-over-year and total QUALCOMM earnings per share to be in the range of $2.12-$2.15 for fiscal 2004, compared to $1.01 last fiscal year, including an estimated $0.03 loss per share attributed to the QSI segment for fiscal 2004.

CASH AND MARKETABLE SECURITIES

QUALCOMM's cash, cash equivalents and both current and noncurrent marketable securities totaled approximately $7.0 billion at the end of the third quarter of fiscal 2004, compared to $5.4 billion on September 28, 2003, and $5.0 billion on June 29, 2003. We paid $81 million in cash dividends, or $0.10 per share, in the third quarter of fiscal 2004. In the third quarter of fiscal 2004, cash transfers from QSI were offset by cash transfers to QSI, resulting in net cash transfers from QSI of zero. Detailed reconciliations between total QUALCOMM cash flow and cash, cash equivalents and marketable securities excluding the QSI segment are included in this news release.

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 6 of 20

RESULTS OF BUSINESS SEGMENTS

The following tables, which present segment information, have been adjusted to reflect the SnapTrack reorganization (Note 1) and discontinued operations (Note
3) (dollars in thousands, except per share data):

THIRD QUARTER - FISCAL YEAR 2004

                                                                             RECONCILING      QUALCOMM                     TOTAL
              SEGMENTS                    QCT(1)         QTL      QWI(1)      ITEMS (2)     EXCLUDING QSI     QSI         QUALCOMM
------------------------------------    ---------    ---------    -------    ------------   -------------    -------     ----------
REVENUES                                  789,978      436,449    149,636         (35,537)      1,340,526          -      1,340,526
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
CHANGE FROM PRIOR YEAR                         43%          80%        26%            N/M              50%      (100%)           50%
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
CHANGE FROM PRIOR QUARTER                      11%          12%         3%            N/M              10%      (100%)           10%
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
EARNINGS BEFORE TAXES                     254,160      398,187      4,141          15,734         672,222     (4,169)       668,053
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
CHANGE FROM PRIOR YEAR                         54%          82%        (4%)           N/M              69%        41%            71%
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
CHANGE FROM PRIOR QUARTER                      (1%)         10%         7%            N/M               8%        72%            10%
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
NET INCOME                                                                                        482,757      3,667        486,424
                                                                                            -------------    -------     ----------
CHANGE FROM PRIOR YEAR                                                                                 81%       N/M            154%
                                                                                            -------------    -------     ----------
CHANGE FROM PRIOR QUARTER                                                                               9%       (92%)            0%
                                                                                            -------------    -------     ----------
DILUTED EARNINGS PER COMMON SHARE (4)                                                                0.57       0.00           0.58
                                                                                            -------------    -------     ----------
CHANGE FROM PRIOR YEAR                                                                                 73%       100%           152%
                                                                                            -------------    -------     ----------
CHANGE FROM PRIOR QUARTER                                                                               8%      (100%)            0%
                                                                                            -------------    -------     ----------

SECOND QUARTER - FISCAL YEAR 2004

                                                                             RECONCILING      QUALCOMM                     TOTAL
              SEGMENTS                    QCT(1)         QTL      QWI(1)      ITEMS (2)     EXCLUDING QSI     QSI         QUALCOMM
--------------------------------------  ---------    ---------    -------    ------------   -------------    -------     ----------
REVENUES                                  711,257      390,257    144,627         (30,522)      1,215,619         29      1,215,648
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE TAXES                  257,956      361,591      3,864           1,704         625,115    (15,055)       610,060
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
EARNINGS FROM DISCONTINUED OPERATIONS,
 NET OF TAX (3)                                                                                         -     47,148         47,148
                                                                                            -------------    -------     ----------
NET INCOME                                                                                        442,419     46,018        488,437
                                                                                            -------------    -------     ----------
DILUTED EARNINGS PER COMMON SHARE (4)                                                                0.53       0.05           0.58

THIRD QUARTER - FISCAL YEAR 2003

                                                                             RECONCILING      QUALCOMM                     TOTAL
             SEGMENTS                    QCT(1)*         QTL      QWI(1)*    ITEMS (2)*     EXCLUDING QSI     QSI*        QUALCOMM*
-----------------------------------     ---------    ---------    -------    ------------   -------------    -------     ----------
REVENUES                                  554,081      242,479    118,594         (23,887)        891,267        325        891,592
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE TAXES                  165,195      218,363      4,315          10,181         398,054     (7,024)       391,030
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
LOSS FROM DISCONTINUED OPERATIONS,
 NET OF TAX (3)                                                                                         -    (49,383)       (49,383)
                                                                                            -------------    -------     ----------
NET INCOME (LOSS)                                                                                 266,697    (75,008)       191,689
                                                                                            -------------    -------     ----------
DILUTED EARNINGS (LOSS) PER
 COMMON SHARE (4)                                                                                    0.33      (0.09)          0.23

NINE MONTHS - FISCAL YEAR 2004

                                                                             RECONCILING      QUALCOMM                     TOTAL
              SEGMENTS                    QCT(1)         QTL      QWI(1)      ITEMS (2)     EXCLUDING QSI     QSI         QUALCOMM
------------------------------------    ---------    ---------    -------    ------------   -------------    -------     ----------
REVENUES                                2,249,613    1,180,127    432,571         (99,651)      3,762,660         88      3,762,748
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
CHANGE FROM PRIOR YEAR                         18%          56%        19%            N/M              26%       (91%)           26%
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE TAXES                  772,593    1,084,451     13,672          33,476       1,904,192    (22,723)     1,881,469
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
CHANGE FROM PRIOR YEAR                         15%          59%       (26%)           N/M              38%        86%            55%
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
LOSS FROM DISCONTINUED OPERATIONS,
 NET OF TAX (3)                                                                                         -    (11,088)       (11,088)
                                                                                            -------------    -------     ----------
NET INCOME (LOSS)                                                                               1,343,905    (16,751)     1,327,154
                                                                                            -------------    -------     ----------
DILUTED EARNINGS (LOSS) PER COMMON
 SHARE (4)                                                                                           1.61      (0.02)          1.59
                                                                                            -------------    -------     ----------
CHANGE FROM PRIOR YEAR                                                                                 42%        96%           141%

NINE MONTHS - FISCAL YEAR 2003

                                                                             RECONCILING      QUALCOMM                     TOTAL
              SEGMENTS                   QCT(1)*         QTL      QWI(1)*    ITEMS (2)*     EXCLUDING QSI     QSI*        QUALCOMM*
------------------------------------    ---------    ---------    -------    ------------   -------------    -------     ----------
REVENUES                                1,904,994      758,012    362,450         (49,447)      2,976,009        974      2,976,983
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
EARNINGS (LOSS) FROM CONTINUING
 OPERATIONS BEFORE TAXES                  673,024      683,964     18,419           5,598       1,381,005   (163,542)     1,217,463
                                        ---------    ---------    -------    ------------   -------------    -------     ----------
LOSS FROM DISCONTINUED OPERATIONS,
 NET OF TAX (3)                                                                                         -   (239,029)      (239,029)
                                                                                            -------------    -------     ----------
NET INCOME (LOSS)                                                                                 925,273   (389,234)       536,039
                                                                                            -------------    -------     ----------
DILUTED EARNINGS (LOSS) PER COMMON
 SHARE (4)                                                                                           1.13      (0.48)          0.66
                                                                                            -------------    -------     ----------

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 7 of 20

(1) During the second quarter of fiscal 2004, the Company reorganized its wholly-owned subsidiary, SnapTrack, Inc. (SnapTrack), a developer of wireless position location technology. The Company previously presented all of the revenues and operating results of SnapTrack in the QCT segment. As a result of the reorganization of SnapTrack, revenues and operating results related to SnapTrack's server software business (software for location-based services and applications) became part of the QIS division in the QWI segment. Revenues and operating results related to SnapTrack's client business (the gpsOne(TM) technology that is embedded within the integrated circuit products) remain with the QCT segment. Prior period segment information has been adjusted to conform to the new segment presentation.

(2) Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses, charges that are not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results, interest expense and the elimination of intercompany profit.

(3) During fiscal 2004, the Company sold its consolidated subsidiaries, the Vesper Operating Companies and TowerCo, and returned personal mobile service (SMP) licenses to Anatel, the telecommunications regulatory agency in Brazil. The results of operations of the Vesper Operating Companies and TowerCo, including gains and losses realized on the sales transactions and the SMP licenses, are presented as discontinued operations. The Company's statements of operations and cash flows for all prior periods have been adjusted to present the discontinued operations.

(4) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

*     As adjusted as described in the notes above.

N/M - Not Meaningful

BUSINESS SEGMENT HIGHLIGHTS

QUALCOMM CDMA TECHNOLOGIES (QCT)

      - Shipped approximately 35 million MSM phone chips to customers worldwide during the third quarter of fiscal 2004, compared to approximately 23 million units in the third quarter of fiscal 2003 and approximately 32 million units in the second quarter of fiscal 2004.

      - Shipped CSM(TM) infrastructure chips for 3G CDMA2000 1X and 1xEV-DO to support approximately 4.6 million equivalent voice channels, compared to approximately 2.2 million in the third quarter of fiscal 2003 and approximately 5.7 million in the second quarter of fiscal 2004. Equivalent voice channels are provided rather than actual chip shipments because our CSM infrastructure chips currently support eight to 32 voice channels per chip.

      - Addressed the strong demand for chipsets by adding capacity at existing suppliers, as well as evaluated potential new suppliers to supplement future needs.

      - Announced the on-time sample shipment of the first chips from the Enhanced Multimedia Platform. The MSM6150(TM) chipset for
            CDMA2000 1X and the MSM6550(TM) chipset for CDMA2000 1X, 1xEV-DO and GSM/GPRS deliver significantly increased processing capacity and optimized audio, video, camera and graphics capabilities. These high-performance, fully integrated single-chip solutions are optimized to drive demand for data-intensive wireless multimedia.

      - Announced the MSM6280(TM) chipset solution, supporting peak data rates of 7.2 Mbps, to enable higher data rates in support of advanced data services for High Speed Downlink

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 8 of 20

            Packet Access (HSDPA), a next-generation feature of the WCDMA (UMTS) standard. Samples of the MSM6280 are expected to ship in the second half of 2005.

      - Announced the Convergence Platform consisting of three chipset solutions: MSM7200(TM), MSM7500(TM) and MSM7600(TM). These chipsets will enable the incorporation of consumer electronic functionality in wireless devices including high-fidelity entertainment, interactive 3D gaming, a six mega pixel camera interface and 30 frames per second camcorder quality video recording and playback.

      - Announced several new multimedia products and developments, including:

                  - CMix(TM), a handset messaging technology based on QUALCOMM's market-proven Compact Media Extensions(TM) multimedia software.

                  - Licensing of Q3D(TM) and QXpander(R) technologies from QSound Labs, Inc., a leading developer of audio and voice software solutions for a 3D audio experience.

      - Announced several new cost effective radioOne(TM) Zero Intermediate Frequency (ZIF) products and enhancements, including:

                  - The RFR6135 receive RF chip, a fully integrated radioOne ZIF solution for CDMA2000 1X and 1xEV-DO to optimize handset designs for high-band market requirements.

                  - On-time sample shipping of the single-band RFR6122(TM) and RFT6122(TM) radioOne ZIF chips, the wireless industry's first CDMA2000 1X devices developed with RF CMOS (Complementary Metal Oxide Semiconductor) process technology.

                  - Expansion of the RFR6155(TM) device, QUALCOMM's first dual-band RF CMOS receive chip for CDMA2000 1X, and the RFT6150(TM) transmit device for dual-band roaming capabilities.

                  - The radioOne RFR6275(TM) diversity receive chip to increase network capacity and deliver higher speed data rates for HSDPA.

QUALCOMM TECHNOLOGY LICENSING (QTL)

      - Reported that licensees around the world are participating in the growing 3G CDMA market:

                  - Forty-two subscriber licensees reported sales of CDMA2000 1X products and 11 subscriber licensees reported sales of WCDMA (UMTS) products during the second quarter of fiscal 2004.

QUALCOMM Announces Third Quarter Fiscal 2004 Results                Page 9 of 20

                  - Twelve infrastructure licensees reported sales of CDMA2000 1X products and 11 infrastructure licensees reported sales of WCDMA (UMTS) products during the second quarter of fiscal 2004.

                  - WCDMA (UMTS) royalties contributed approximately 25 percent of total royalties reported by licensees in the third quarter for sales in the second quarter of fiscal 2004.

QUALCOMM WIRELESS & INTERNET GROUP (QWI)

      QUALCOMM INTERNET SERVICES (QIS)

      - Hosted the BREW(R) 2004 Developers Conference in San Diego, attracting more than 1,600 industry professionals including BREW developers, publishers, operators and handset manufacturers from around the world. Currently, 32 wireless operators are offering BREW services in 22 countries and BREW-based application downloads exceeded 140 million worldwide.

      - Tata Teleservices in India announced the completion of its deployment of BREW-based wireless services and became the first operator in the world to launch QUALCOMM's BREWChat(R) push-to-chat services.

      - Announced that Yahoo!(R) Mobile joined the growing global community of BREW publishers. As a BREW Publisher, Yahoo! Mobile plans to create and offer wireless versions of its products, such as Yahoo! Messenger for Mobile, to millions of subscribers.

      -     Introduced enhancements to the BREW solution, including:

                        - Value billing capabilities that allow wireless operators to further monetize BREW applications by offering customers additional purchase opportunities within the context of content and applications on their BREW-enabled devices.

                        - The newly released BREW 3.1 client software and BREW UI Toolkit which include enhancements and new tools designed to simplify and scale the creation of a fully customized user interface (UI) that works across multiple devices.

      QUALCOMM WIRELESS BUSINESS SOLUTIONS(R) (QWBS)

      - Shipped approximately 12,400 OmniTRACS(R) units and related products in the third quarter of fiscal 2004, compared to approximately 8,400 in the third quarter of fiscal 2003 and 11,200 in the second quarter of fiscal 2004. This brings the cumulative total number of OmniTRACS and related product shipments to over 523,000 units shipped worldwide.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 10 of 20

      - Announced the availability of QTRACS(R) Web, a new Web-based interface to the EutelTRACS(TM) mobile communications system, a satellite-based mobile communications and tracking system that provides real-time messaging and position reporting between European fleets and their operations centers.

CONFERENCE CALL

QUALCOMM's third quarter fiscal 2004 earnings conference call will be broadcast live on July 21, 2004 beginning at 2:30 p.m. Pacific Daylight Time on the Company's web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of "non-GAAP financial measures" as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company's financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company's Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 21, 2004 beginning at approximately 4:30 p.m. (PDT) through July 26, 2004. To listen to the replay, U.S. callers may dial (800) 633-8284 and international callers may dial (402) 977-9140. U.S. and international callers should use reservation number 21199227. An audio replay of the conference call will be available on the Company's web site at www.qualcomm.com for two weeks following the live call.

QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on the Company's CDMA digital technology. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2003 FORTUNE 500(R) company traded on The Nasdaq Stock Market(R) under the ticker symbol QCOM.

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company presents financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment to facilitate evaluation by management, investors and analysts of its ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless & Internet (QWI). QSI results relate to

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 11 of 20

strategic investments for which the Company has exit strategies of varying durations. Management believes that the information excluding QSI presents a more representative measure of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in the values of investments that are unrelated to the Company's operational performance.

The Company presents cash flow information excluding QSI and including marketable securities. The Company's management uses this non-GAAP presentation to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these instruments do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows" and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company's beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company's cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company's liquidity. The financial information excluding QSI should be considered in addition, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Reconciliations between total QUALCOMM results and results excluding QSI and between total QUALCOMM cash flow and cash, cash equivalents and marketable securities excluding the QSI segment are presented herein.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA based networks and CDMA based technology, including CDMA2000 1X and WCDMA (UMTS), both domestically and internationally; our dependence on major customers and licensees;

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 12 of 20

fluctuations in the demand for CDMA based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the we have or may pursue; dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; developments in current and future litigation as well as other risks detailed from time-to-time in the Company's SEC reports.

                                       ###

QUALCOMM(R), Mobile Station Modem(TM), MSM(TM), gpsOne(TM), CSM(TM), MSM6150(TM), MSM6550(TM), MSM6280(TM), MSM7200(TM), MSM7500(TM), MSM7600(TM),
CMix(TM), Compact Media Extensions(TM), radioOne(TM), RFR6135(TM), RFR6122(TM), RFT6122(TM), RFR6155(TM), RFT6150(TM), RFR6275(TM), BREW(R), BREWChat(R), QUALCOMM Wireless Business Solutions(R), OmniTRACS(R), QTRACS(R) and EutelTRACS(TM) are trademarks and/or service marks of QUALCOMM Incorporated. All other trademarks are the property of their respective owners.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 13 of 20

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
                 RESULTS EXCLUDING QSI TO TOTAL QUALCOMM RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                    THREE MONTHS ENDED JUNE 27, 2004
                                                          -----------------------------------------------------
                                                                                                     TOTAL
                                                          EXCLUDING QSI            QSI              QUALCOMM
                                                          ------------         -----------        -------------
Revenues:
  Equipment and services                                  $    887,901         $         -        $     887,901
  Licensing and royalty fees                                   452,625                   -              452,625
                                                          ------------         -----------        -------------
                                                             1,340,526                   -            1,340,526
                                                          ------------         -----------        -------------
Operating expenses:
  Cost of equipment and services revenues                      369,189                   -              369,189
  Research and development                                     193,608                   -              193,608
  Selling, general and administrative                          158,968               2,831              161,799
  Amortization of other acquisition-related
     intangible assets                                             407                   -                  407
  Other                                                         (1,119)             (5,225)              (6,344)
                                                          ------------         -----------        -------------
Total operating expenses                                       721,053              (2,394)             718,659
                                                          ------------         -----------        -------------
Operating income                                               619,473               2,394              621,867
Investment income, net                                          52,749(a)           (6,563)(c)           46,186
                                                          ------------         -----------        -------------
Income (loss) before income taxes                              672,222              (4,169)             668,053
Income tax (expense) benefit                                  (189,465)(b)           7,836             (181,629)(b)
                                                          ------------         -----------        -------------
Net income                                                $    482,757         $     3,667        $     486,424
                                                          ============         ===========        =============

Net earnings per common share:
   Diluted                                                $       0.57(d)      $      0.00(d)     $        0.58(d)
                                                          ============         ===========        =============

Shares used in per share calculations:
   Diluted                                                     841,118             841,118              841,118
                                                          ============         ===========        =============

(a) Includes $38 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company's strategic investment portfolio.

(b) The fiscal year 2004 estimated effective tax rate for continuing operations for total QUALCOMM and QUALCOMM excluding QSI are approximately 29% and 30%, respectively.

(c) Includes $18 million equity in losses of investees, partially offset by $7 million in realized gains on investments, $2 million in interest income and $2 million in gains on derivatives.

(d) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 14 of 20

                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
                 RESULTS EXCLUDING QSI TO TOTAL QUALCOMM RESULTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                            NINE MONTHS ENDED JUNE 27, 2004
                                                                 ----------------------------------------------------
                                                                  EXCLUDING                                 TOTAL
                                                                     QSI                  QSI              QUALCOMM
                                                                 -------------          ---------         -----------
Revenues:
  Equipment and services                                         $   2,560,345          $      88         $ 2,560,433
  Licensing and royalty fees                                         1,202,315                  -           1,202,315
                                                                 -------------          ---------         -----------
                                                                     3,762,660                 88           3,762,748
                                                                 -------------          ---------         -----------
Operating expenses:
  Cost of equipment and services revenues                            1,074,054                  -           1,074,054
  Research and development                                             512,569                  -             512,569
  Selling, general and administrative                                  410,281             11,799             422,080
  Amortization of other acquisition-related
     intangible assets                                                   4,163                  -               4,163
  Other                                                                 (1,161)           (15,776)            (16,937)
                                                                 -------------          ---------         -----------
Total operating expenses                                             1,999,906             (3,977)          1,995,929
                                                                 -------------          ---------         -----------

Operating income                                                     1,762,754              4,065           1,766,819

Investment income (expense), net                                       141,438(a)         (26,788)(d)         114,650
                                                                 -------------          ---------         -----------
Income (loss) from continuing operations before income taxes         1,904,192            (22,723)          1,881,469
Income tax (expense) benefit                                          (560,287)(c)         17,060            (543,227)(c)
                                                                 -------------          ---------         -----------
Income (loss) from continuing operations                             1,343,905             (5,663)          1,338,242
Loss from discontinued operations, net of income taxes (b)                   -            (11,088)            (11,088)
                                                                 -------------          ---------         -----------
Net income (loss)                                                $   1,343,905          $ (16,751)        $ 1,327,154
                                                                 =============          =========         ===========

Diluted earnings (loss) per common share
   from continuing operations (e)                                $        1.61          $   (0.01)        $      1.60
                                                                 =============          =========         ===========
Diluted loss per common share from
   discontinued operations (e)                                   $           -          $   (0.01)        $     (0.01)
                                                                 =============          =========         ===========
Diluted earnings (loss) per common share (e)                     $        1.61          $   (0.02)        $      1.59
                                                                 =============          =========         ===========

Shares used in per share calculations:
   Diluted                                                             834,633            834,633             834,633
                                                                 =============          =========         ===========

(a) Includes $118 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company's strategic investment portfolio.

(b) The results of operations related to the Vesper Operating Companies, TowerCo and the SMP licenses, including gains and losses realized on sales transactions, are presented as discontinued operations.

(c) The fiscal year 2004 estimated effective tax rate for continuing operations for total QUALCOMM and QUALCOMM excluding QSI are approximately 29% and 30%, respectively.

(d) Includes $54 million equity in losses of investees and $1 million in other-than-temporary losses on marketable securities, partially offset by $14 million in interest income, $12 million in realized gains on investments and $3 million gain on derivatives.

(e) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 15 of 20

                              QUALCOMM INCORPORATED
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING CASH FLOWS FROM CASH
           CASH EQUIVALENTS AND MARKETABLE SECURITIES EXCLUDING QSI TO
                            TOTAL QUALCOMM CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                        THREE MONTHS ENDED JUNE 27, 2004
                                                                                  ---------------------------------------------
                                                                                   EXCLUDING                           TOTAL
                                                                                      QSI               QSI           QUALCOMM
                                                                                  ----------        ----------        ---------
Earnings before taxes, depreciation, amortization and other adjustments (1)       $  693,178        $    6,050        $ 699,228
Working capital changes and taxes paid (2)                                          (235,049)           (1,778)        (236,827)
                                                                                  ----------        ----------        ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                            458,129             4,272          462,401

Capital expenditures                                                                 (76,030)                -          (76,030)
                                                                                  ----------        ----------        ---------
FREE CASH FLOW (NET CASH PROVIDED BY OPERATING ACTIVITIES LESS
     CAPITAL EXPENDITURES)                                                           382,099             4,272          386,371

Net additional share capital                                                          69,189                 -           69,189
Dividends paid                                                                       (81,134)                -          (81,134)
Net collections of finance receivables                                                   575                 -              575
Net collections (issuance) of notes receivables                                       37,098            (3,639)          33,459
Other investments                                                                       (509)          (15,900)         (16,409)
Other items                                                                             (191)            6,498            6,307
Changes in fair value and other changes to marketable securities                     (48,883)           10,407          (38,476)
Marketable securities pending settlement payment                                       5,654                 -            5,654
Transfer from QSI (3)                                                                 21,207           (21,207)               -
Transfer to QSI (4)                                                                  (20,837)           20,837                -
                                                                                  ----------        ----------        ---------

NET INCREASE IN CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES (5)              $  364,268        $    1,268        $ 365,536
                                                                                   =========        ==========        =========

(1) Reconciliation to GAAP:
        Net income                                                                $  482,757        $    3,667        $ 486,424
        Non-cash adjustments (a)                                                     220,555             9,866          230,421
        Net realized gains on marketable securities and other investments             (9,979)           (7,483)         (17,462)
        Taxes refunded                                                                  (155)                -             (155)
                                                                                  ----------        ----------        ---------
        Earnings before taxes, depreciation, amortization and other adjustments   $  693,178        $    6,050        $ 699,228
                                                                                   =========        ==========        =========
(2) Reconciliation to GAAP:

        Decrease in cash resulting from changes in working capital                $ (235,204)       $   (1,778)       $(236,982)
        Taxes refunded                                                                   155                 -              155
                                                                                  ----------        ----------       ----------
        Working capital changes and taxes paid                                    $ (235,049)       $   (1,778)       $(236,827)
                                                                                   =========        ==========        =========
(3) Cash from loan payments and sale of equity securities.

(4) Funding for strategic debt and equity investments, operations of Vesper and other QSI operating expenses.

(5) Reconciliation to GAAP cash flow statement:

       Net increase in cash and cash equivalents (GAAP)                           $   62,226        $        -        $  62,226
          Plus: Net purchase (proceeds) of marketable securities                     345,269            (9,137)         336,132
          Plus: Net increase (decrease) in fair value and other changes to
             marketable securities                                                   (48,881)           10,405          (38,476)
          Plus: Net increase in marketable securities pending settlement payment       5,654                 -            5,654
                                                                                  ----------        ----------        ---------
       Net increase in cash, cash equivalents and marketable securities           $  364,268        $    1,268        $ 365,536
                                                                                  ==========        ==========        =========

(a) See detail following the nine month cash flow.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 16 of 20

                              QUALCOMM INCORPORATED
    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING CASH FLOWS FROM CASH
           CASH EQUIVALENTS AND MARKETABLE SECURITIES EXCLUDING QSI TO
                            TOTAL QUALCOMM CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                              NINE MONTHS ENDED JUNE 27, 2004
                                                                                        -----------------------------------------
                                                                                          EXCLUDING                      TOTAL
                                                                                             QSI          QSI          QUALCOMM
                                                                                        ------------   ----------     -----------
Earnings before taxes, depreciation, amortization and other adjustments (1)             $ 1,970,759    $   21,994     $ 1,992,753
Working capital changes and taxes paid (2)                                                 (286,667)        5,482        (281,185)
                                                                                        -----------    ----------     -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                 1,684,092        27,476       1,711,568

Capital expenditures                                                                       (193,581)          (10)       (193,591)
                                                                                        -----------    ----------     -----------
FREE CASH FLOW (NET CASH PROVIDED BY OPERATING ACTIVITIES LESS
     CAPITAL EXPENDITURES)                                                                1,490,511        27,466       1,517,977

Net additional share capital                                                                200,698             -         200,698
Proceeds from put options                                                                     5,103                         5,103
Dividends paid                                                                             (193,696)            -        (193,696)
Net collections of finance receivables                                                        1,728       193,308         195,036
Net collections (issuance) of notes receivables                                              37,098       (33,922)          3,176
Other investments                                                                           (16,567)      (29,543)        (46,110)
Other items                                                                                  (2,372)      (11,023)        (13,395)
Changes in fair value and other changes to marketable securities                            (36,562)       36,538             (24)
Marketable securities pending settlement receipt                                             (8,859)            -          (8,859)
Net cash used by discontinued operations                                                          -       (20,257)        (20,257)
Transfer from QSI (3)                                                                       282,881      (282,881)              -
Transfer to QSI (4)                                                                        (130,791)      130,791               -
                                                                                        -----------    ----------     -----------

NET INCREASE IN CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES (5)                    $ 1,629,172    $   10,477     $ 1,639,649
                                                                                        ===========    ==========     ===========

(1) Reconciliation to GAAP:
        Net income (loss) from continuing operations                                    $ 1,343,905    $   (5,663)    $ 1,338,242
        Non-cash adjustments (b)                                                            652,856        39,702         692,558
        Net realized gains on marketable securities and other investments                   (20,986)      (12,045)        (33,031)
        Taxes refunded                                                                       (5,016)            -          (5,016)
                                                                                        -----------    ----------     -----------
        Earnings (loss) before taxes, depreciation, amortization and other adjustments  $ 1,970,759    $   21,994     $ 1,992,753
                                                                                        ===========    ==========     ===========
(2) Reconciliation to GAAP:
        (Decrease) increase in cash resulting from changes in working capital           $  (291,683)   $    5,482     $  (286,201)
        Taxes refunded                                                                        5,016             -           5,016
                                                                                        -----------    ----------     -----------
        Working capital changes and taxes paid                                          $  (286,667)   $    5,482     $  (281,185)
                                                                                        ===========    ==========     ===========
(3) Cash from loan payments and sale of equity securities.
(4) Funding for strategic debt and equity investments, operations of
       Vesper and other QSI operating expenses.
(5) Reconciliation to GAAP cash flow statement:

       Net decrease in cash and cash equivalents (GAAP)                                 $   (27,872)   $   (8,478)    $   (36,350)
          Plus: Net purchase (proceeds) of marketable securities                          1,702,465       (17,583)      1,684,882
          Plus: Net (decrease) increase in fair value and other changes to
             marketable securities                                                          (36,562)       36,538             (24)
          Plus: Net increase in marketable securities pending settlement receipt             (8,859)            -          (8,859)
                                                                                        -----------    ----------     -----------
       Net increase in cash, cash equivalents and marketable securities                 $ 1,629,172    $   10,477     $ 1,639,649
                                                                                        ===========    ==========     ===========

(b) See detail on the following page.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 17 of 20

                           SUPPLEMENTAL DETAIL TO THE
   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                              THREE MONTHS ENDED JUNE 27, 2004
                                                                              --------------------------------
                                                                                EXCLUDING             TOTAL
                                                                                   QSI       QSI     QUALCOMM
                                                                                ---------  --------  ---------
(a) Non-cash adjustments are comprised of:
    Depreciation and amortization                                               $  38,902  $  1,281  $  40,183
    Change in fair values of derivative instruments                                (4,976)   (1,697)    (6,673)
    Other-than-temporary losses on marketable securities and other investments          -        18         18
    Equity in losses of investees                                                     140    17,601     17,741
    Non-cash income tax expense (benefit)                                         165,741    (7,836)   157,905
    Other non-cash charges                                                         20,748       499     21,247
                                                                                ---------  --------  ---------
Total non-cash adjustments                                                      $ 220,555  $  9,866  $ 230,421
                                                                                =========  ========  =========

                                                                                NINE MONTHS ENDED JUNE 27, 2004
                                                                                -------------------------------
                                                                                EXCLUDING              TOTAL
                                                                                   QSI       QSI      QUALCOMM
                                                                                ---------  --------  ---------
(b) Non-cash adjustments are comprised of:
    Depreciation and amortization                                              $ 116,533  $  3,808  $ 120,341
    Change in fair values of derivative instruments                               (4,673)   (2,931)    (7,604)
    Other-than-temporary losses on marketable securities and other investments         -     1,538      1,538
    Equity in losses of investees                                                    732    53,978     54,710
    Non-cash income tax expense (benefit)                                        513,331   (17,059)   496,272
    Other non-cash charges                                                        26,933       368     27,301
                                                                               ---------  --------  ---------
Total non-cash adjustments                                                     $ 652,856  $ 39,702  $ 692,558
                                                                               =========  ========  =========

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 18 of 20

                              QUALCOMM INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                     ASSETS

                                      QUALCOMM
                                     EXCLUDING
                                        QSI        QSI (a)    QUALCOMM      QUALCOMM
                                      JUNE 27,    JUNE 27,    JUNE 27,    SEPTEMBER 28,
                                        2004        2004        2004          2003
                                    -----------  ---------  ------------  -------------
Current assets:
  Cash and cash equivalents         $ 2,008,744  $       -  $  2,008,744  $   2,045,094
  Marketable securities               3,425,752     68,631     3,494,383      2,516,003
  Accounts receivable, net              897,540         76       897,616        483,793
  Inventories, net                      109,489          -       109,489        110,351
  Deferred tax assets (a)               503,751          -       503,751        611,536
  Other current assets                   88,919        266        89,185        181,987
                                    -----------  ---------  ------------  -------------
          Total current assets        7,034,195     68,973     7,103,168      5,948,764
Marketable securities                 1,392,017    116,256     1,508,273        810,654
Property, plant and equipment, net      590,683          -       590,683        622,265
Goodwill, net                           355,567          -       355,567        346,464
Deferred tax assets (a)                 246,181          -       246,181        406,746
Other assets                            175,468    242,244       417,712        687,543
                                    -----------  ---------  ------------  -------------
          Total assets              $ 9,794,111  $ 427,473  $ 10,221,584  $   8,822,436
                                    ===========  =========  ============  =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Trade accounts payable             $   239,270  $     548  $    239,818  $     195,065
 Payroll and other benefits
  related liabilities                   157,550        496       158,046        141,000
 Unearned revenue                       159,626          2       159,628        174,271
 Current portion of long-term debt            -          -             -        102,625
 Other current liabilities              240,551      7,977       248,528        195,241
                                    -----------  ---------  ------------  -------------
        Total current liabilities       796,997      9,023       806,020        808,202
Unearned revenue                        176,901          -       176,901        236,732
Long-term debt                                -          -             -        123,302
Other liabilities                        97,412          -        97,412         55,628
                                    -----------  ---------  ------------  -------------
         Total liabilities            1,071,310      9,023     1,080,333      1,223,864
                                    -----------  ---------  ------------  -------------
Stockholders' equity:
 Preferred stock, $0.0001 par
  value                                       -          -             -              -
 Common stock, $0.0001 par value             82          -            82             81
 Paid-in capital                      6,686,866          -     6,686,866      6,324,971
 Retained earnings                    2,430,747          -     2,430,747      1,297,289
 Accumulated other comprehensive
  (loss) income                         (53,186)    76,742        23,556        (23,769)
                                    -----------  ---------  ------------  -------------
      Total stockholders' equity      9,064,509     76,742     9,141,251      7,598,572
                                    -----------  ---------  ------------  -------------
      Total liabilities and
       stockholders' equity         $10,135,819  $  85,765  $ 10,221,584  $   8,822,436
                                    ===========  =========  ============  =============

(a) Deferred tax assets and liabilities are not allocated to the Company's segments. Net deferred tax assets and liabilities, if any, of subsidiaries that are consolidated by QSI are reflected as QSI assets and liabilities.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 19 of 20

                              QUALCOMM INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                          THREE MONTHS ENDED         NINE MONTHS ENDED
                                                         ---------------------   -------------------------
                                                          JUNE 27     JUNE 29      JUNE 27       JUNE 29
                                                            2004      2003 (a)       2004        2003 (a)
                                                         ---------   ---------   -----------   -----------
Revenues:
  Equipment and services                                 $ 887,901   $ 652,558   $ 2,560,433   $ 2,244,682
  Licensing and royalty fees                               452,625     239,034     1,202,315       732,301
                                                         ---------   ---------   -----------   -----------
                                                         1,340,526     891,592     3,762,748     2,976,983
                                                         ---------   ---------   -----------   -----------
Operating expenses:
  Cost of equipment and services revenues                  369,189     286,293     1,074,054       978,975
  Research and development                                 193,608     135,690       512,569       379,970
  Selling, general and administrative                      161,799     115,506       422,080       353,851
  Amortization of acquisition-related intangible assets        407       1,951         4,163         5,887
  Asset impairment and related charges                           -      34,113             -        34,113
  Other                                                     (6,344)    (30,356)      (16,937)      (30,356)
                                                         ---------   ---------   -----------   -----------
Total operating expenses                                   718,659     543,197     1,995,929     1,722,440
                                                         ---------   ---------   -----------   -----------
Operating income                                           621,867     348,395     1,766,819     1,254,543

Investment income (expense), net                            46,186      42,635       114,650       (37,080)
                                                         ---------   ---------   -----------   -----------
Income from continuing operations before income taxes      668,053     391,030     1,881,469     1,217,463
Income tax expense                                        (181,629)   (149,958)     (543,227)     (442,395)
                                                         ---------   ---------   -----------   -----------
Income from continuing operations                          486,424     241,072     1,338,242       775,068
                                                         ---------   ---------   -----------   -----------
Loss from discontinued operations                                -     (49,383)      (11,088)     (239,029)
                                                         ---------   ---------   -----------   -----------
Net income                                               $ 486,424   $ 191,689   $ 1,327,154   $   536,039
                                                         =========   =========   ===========   ===========
Basic earnings per common share from continuing
   operations                                            $    0.60   $    0.30   $      1.66   $      0.98
Basic loss per common share from discontinued
   operations                                                    -       (0.06)        (0.01)        (0.30)
                                                         ---------   ---------   -----------   -----------
Basic earnings per common share                          $    0.60   $    0.24   $      1.65   $      0.68
                                                         =========   =========   ===========   ===========
Diluted earnings per common share from continuing
   operations                                            $    0.58   $    0.30   $      1.60   $      0.95
Diluted loss per common share from discontinued
   operations                                                    -       (0.07)        (0.01)        (0.29)
                                                         ---------   ---------   -----------   -----------
Diluted earnings per common share                        $    0.58   $    0.23   $      1.59   $      0.66
                                                         =========   =========   ===========   ===========
Shares used in per share calculations:
   Basic                                                   810,882     790,511       805,843       787,606
                                                         =========   =========   ===========   ===========
   Diluted                                                 841,118     815,856       834,633       816,563
                                                         =========   =========   ===========   ===========
Dividends per share paid                                 $    0.10   $    0.10   $      0.24   $      0.10
                                                         =========   =========   ===========   ===========
Dividends per share announced                            $       -   $    0.05   $      0.24   $      0.10
                                                         =========   =========   ===========   ===========

(a) As adjusted to present results related to Vesper, TowerCo and SMP licenses as discontinued operations.

QUALCOMM Announces Third Quarter Fiscal 2004 Results               Page 20 of 20

                              QUALCOMM INCORPORATED
                       PRIOR PERIOD SUPPLEMENTAL SCHEDULE
    THIS SCHEDULE IS PROVIDED SOLELY FOR THE PURPOSES OF RECONCILING NON-GAAP
                   FINANCIAL MEASURES RELATED TO PRIOR PERIODS
                                   (UNAUDITED)

                                                                     SIX MONTHS ENDED MARCH 28, 2004
                                                               -------------------------------------------
                                                                EXCLUDING                         TOTAL
                                                                   QSI               QSI         QUALCOMM
                                                               -----------        ---------     ----------
Revenues                                                         2,422,134               88      2,422,222
                                                               -----------        ---------     ----------
Income (loss) from continuing operations before income taxes     1,231,970          (18,554)     1,213,416
Income tax (expense) benefit                                      (370,822)(b)        9,224       (361,598)(b)
                                                               -----------        ---------     ----------
Income (loss) from continuing operations                           861,148           (9,330)       851,818
Loss from discontinued operations, net of income taxes (a)               -          (11,088)       (11,088)
                                                               -----------        ---------     ----------
Net income (loss)                                              $   861,148        $ (20,418)    $  840,730
                                                               ===========        =========     ==========

Diluted earnings (loss) per common share
   from continuing operations (d)                              $      1.04        $   (0.01)    $     1.02
                                                               ===========        =========     ==========
Diluted loss per common share from
   discontinued operations (d)                                 $         -        $   (0.01)    $    (0.01)
                                                               ===========        =========     ==========
Diluted earnings (loss) per common share (d)                   $      1.04        $   (0.02)    $     1.01
                                                               ===========        =========     ==========

Shares used in per share calculations:
   Diluted                                                         831,391          831,391        831,391
                                                               ===========        =========     ==========

                                                                  THREE MONTHS ENDED SEPTEMBER 28, 2003
                                                               -------------------------------------------
Revenues                                                           870,367              174        870,541
                                                               -----------        ---------     ----------
Income (loss) from continuing operations before income taxes       352,376           (4,629)       347,747
Income tax (expense) benefit                                      (116,284)(c)       23,089        (93,195)(c)
                                                               -----------        ---------     ----------
Income from continuing operations                                  236,092           18,460        254,552
Income from discontinued operations, net of income taxes (a)             -           36,850         36,850
                                                               -----------        ---------     ----------
Net income                                                     $   236,092        $  55,310     $  291,402
                                                               ===========        =========     ==========
Diluted earnings per common share
   from continuing operations (d)                              $      0.29        $    0.03     $     0.31
                                                               ===========        =========     ==========
Diluted earnings per common share from
   discontinued operations (d)                                 $         -        $    0.04     $     0.04
                                                               ===========        =========     ==========
Diluted earnings loss per common share (d)                     $      0.29        $    0.07     $     0.35
                                                               ===========        =========     ==========
Shares used in per share calculations:
   Diluted                                                         821,330          821,330        821,330
                                                               ===========        =========     ==========

                                                                  TWELVE MONTHS ENDED SEPTEMBER 28, 2003
                                                               -------------------------------------------
Revenues                                                         3,846,376            1,148      3,847,524
                                                               -----------        ---------     ----------
Income (loss) from continuing operations before income taxes     1,733,381         (168,171)     1,565,210
Income tax (expense) benefit                                      (572,016) (c)      36,426       (535,590) (c)
                                                               -----------        ---------     ----------
Income (loss) from continuing operations                         1,161,365         (131,745)     1,029,620
Loss from discontinued operations, net of income taxes (a)               -         (202,179)      (202,179)
                                                               -----------        ---------     ----------
Net income (loss)                                              $ 1,161,365        $(333,924)    $  827,441
                                                               ===========        =========     ==========
Diluted earnings (loss) per common share
   from continuing operations (d)                              $      1.42        $   (0.16)    $     1.26
                                                               ===========        =========     ==========
Diluted loss per common share from
   discontinued operations (d)                                 $         -        $   (0.25)    $    (0.25)
                                                               ===========        =========     ==========
Diluted earnings loss per common share (d)                     $      1.42        $   (0.41)    $     1.01
                                                               ===========        =========     ==========
Shares used in per share calculations:
   Diluted                                                         817,755          817,755        817,755
                                                               ===========        =========     ==========

(a) The results of operations related to the Vesper Operating Companies, TowerCo and the SMP licenses, including gains and losses realized on sales transactions, are presented as discontinued operations.

(b) The second quarter of fiscal 2004, estimated annual effective tax rate for continuing operations for both total QUALCOMM and QUALCOMM excluding QSI was approximately 30%.

(c) The fiscal year 2003 effective tax rates for continuing operations for total QUALCOMM and QUALCOMM excluding QSI were approximately 34% and 33%, respectively.

(d) The sum of the earnings per share amounts may not equal total earnings per share due to rounding.

      Revenues and earnings excluding the QSI segment, including for forward looking periods, are calculated as total QUALCOMM revenues and earnings less revenues and earnings attributed to the QSI segment. No other adjustments are made.